Exhibit 99.1

PRESS RELEASE

Cyren Announces Private Placement of Convertible Debentures

McLean, VA – March 17, 2020 – Cyren (NASDAQ: CYRN) announced today that it has entered into purchase agreements with a select group of accredited and institutional investors for the purchase of $10.25 million aggregate principal amount of convertible debentures in a private placement.

The debentures will be unsecured, subordinated obligations of Cyren and carry a 5.75% interest rate per annum, payable semi-annually in cash or ordinary shares at Cyren's election. The debentures will have a four year term and mature in March 2024, unless converted in accordance with their terms prior to maturity. The debentures have a conversion price of $0.75 per share and are convertible into 1,333 ordinary shares per $1,000 principal amount of debentures. The converion price is subject to adjustment based on the price and timing of future equity offerings and other customary adjustments. Upon the satisfaction of price and other conditions, Cyren has the right to force the conversion of the debentures.

Cyren expects to use the proceeds of the offering for general corporate purposes. The closing of the sale of the debentures is expected to occur on or about March 19, 2020, subject to the satisfaction of customary conditions and approvals.

The debentures and the ordinary shares, if any, issuable upon conversion of the debentures or payable as interest on the debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission, or SEC, or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, Cyren has agreed to file a registration statement with the SEC registering the resale of the ordinary shares underlying the debentures.

Craig-Hallum Capital Group is acting as exclusive placement agent in connection with this transaction.

This press release is neither an offer to sell nor a solicitation of an offer to buy these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and Cyren assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including uncertainties as to the ability to successfully complete the offering in accordance with its terms and in accordance with the expected schedule, the possibility that various closing conditions for the offering may not be satisfied or waived, as well as those risks described in Cyren’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports and reports on Form 8-K, which are available through www.sec.gov.

About Cyren

More than 1.3 billion users around the world rely on Cyren's 100% cloud security solutions to protect them against cyberattacks and data loss every day. Powered by the world's largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with award-winning email security, cloud sandboxing and DNS filtering services for business, and threat intelligence solutions for service providers and security vendors like Microsoft, Google and Check Point. Learn more at www.cyren.com.

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Company Contact:

Mike Myshrall, CFO

Cyren

+1.703.760.3320
mike.myshrall@cyren.com